Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 19, 2020, by and between MEREO BIOPHARMA GROUP PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and Boxer Capital, LLC, a Delaware limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein are defined in Section 9 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to issue to the Buyer, and the Buyer wishes to buy from the Company Three Million Dollars ($3,000,000) of the Company’s ordinary shares, nominal value £0.003 per share (the “Ordinary Shares”);

Such Ordinary Shares may be exchanged for American Depositary Shares (each American Depositary Share, an “ADS”), with each ADS representing five (5) Ordinary Shares, as determined in accordance with this Agreement. The ADSs issued to the Buyer in exchange for the Ordinary Shares purchased pursuant to Section 1 of this Agreement are referred to as the “Purchase ADSs”; and

The Purchase ADSs will be issued pursuant to the Deposit Agreement, dated as of April 23, 2019, among the Company, Citibank N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of ADSs issued thereunder (as amended, and as may hereafter be amended or otherwise modified in accordance with its terms, the “Deposit Agreement”). Each ADS represents five (5) Ordinary Shares deposited pursuant to the Deposit Agreement.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.	PURCHASE OF SECURITIES.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyer, and the Buyer has the obligation to purchase from the Company, Purchase Securities as follows:

(a)    Purchase and Sale. The Buyer hereby subscribes for 12,252,715 Ordinary Shares (the “Purchase Ordinary Shares,” and together with the Purchase ADSs, the “Securities”). Promptly following the execution of this Agreement, Buyer shall on the date hereof promptly pay to the Company as the purchase price therefor, via wire transfer, Three Million Dollars ($3,000,000). Upon receipt by the Company of the Three Million Dollars ($3,000,000) related to such purchase, the Company shall promptly (and not later than one Business Day thereafter) deliver notice to the Registrar of the purchase and instructions to its Registrar to promptly issue to the Buyer 12,252,715 Ordinary Shares concurrently with Admission of those shares. Upon issuance, delivery and payment therefor as provided herein, such Purchase Ordinary Shares shall be validly issued and fully paid and non-assessable. The Purchase Ordinary Shares shall be issued to the Buyer in certificated form bearing the restrictive legend set forth in Section 4(e).

(b)    Taxes and Fees of the Depositary. The Company shall (to the extent that it would not be unlawful for it to do so under English law) pay any and all transfer, stamp or similar taxes and fees that may be payable with respect to the issuance and delivery of any Securities to the Buyer made under this Agreement, including any and all fees and expenses of the Depositary or Registrar.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that as of the date hereof:

(a)    Investment Purpose. The Buyer is entering into this Agreement and acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b)    Accredited Investor Status. The Buyer is (i) an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act and (ii) a qualified institutional buyer within the meaning of Rule 144A of the 1933 Act.

(c)    Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)    Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)    No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)    Transfer or Sale. The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 4(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)    Organization. The Buyer is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(h)    Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the Transaction Documents (as defined in Section 3(b) hereof) by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its managers or its members.

(i)    Residency. The Buyer is a Delaware limited liability company with a principal place of business in the State of California.

(j)    No Prior Short Selling. The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof:

(a)    Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations, partnerships, limited liability companies or other entities that are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership, limited liability company or other entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no material Subsidiaries except as set forth on Schedule 3(a).

(b)    Authorization; Enforcement; Validity. (i) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties on the date hereof (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Purchase Securities issuable under this Agreement have been duly authorized by the board of directors of the Company (the “Board of Directors”) or a duly authorized committee thereof, and do not conflict with the Company’s Articles of Association (as defined below), and do not require further consent or authorization by the Company, its Board of Directors or its shareholders, except for any relevant application for Admission with respect to the issue of Securities, (iii) this Agreement has been, and each other Transaction Document shall be on the date hereof, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (y) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and (z) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The Board of Directors or duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit B attached hereto, or referred to therein, to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect. The Company has delivered to the Buyer a true and correct copy of the Signing Resolutions as approved by the Board of Directors or a duly authorized committee thereof.

(c)    Capitalization. As of the date hereof, the share capital of the Company is as disclosed in Schedule 3(c). All of the 112,255,142 Ordinary Shares issued and outstanding as of February 18, 2020, have been, validly issued and are fully paid and non-assessable. None of the Securities upon issuance shall be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c)(i) there are no outstanding debt securities of the Company or any of its Subsidiaries, (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any securities of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional securities of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any securities of the Company or any of its Subsidiaries, (iii) except the Registration Rights Agreement, there are no material agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act on the Registration Statement, (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vi) the Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Buyer a true and correct copy of the Company’s Articles of Association, as amended and as in effect on the date hereof (the “Articles of Association”).

(d)    Issuance of Securities. The Securities will, when issued, be duly authorized and, upon issuance (and payment therefore in the case of the Purchase Ordinary Shares) in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) once the relevant Ordinary Shares are deposited with the Depositary, entitled to the rights set forth in the Deposit Agreement. The holders of the Purchase Ordinary Shares, upon issuance will be entitled to all rights accorded to a holder of Ordinary Shares. Upon issuance in accordance with the terms and conditions of this Agreement and the Deposit Agreement, the Purchase ADSs shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and entitled to the rights set forth in the Deposit Agreement.

(e)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Association or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result, to the Company’s knowledge, in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Association. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement, reporting obligations under the 1934 Act or as required under the 1933 Act or applicable state securities laws or the filing of a Listing of Additional Shares Notification Form with the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except for reporting obligations under the 1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the date hereof. The Company is not subject to any notices or actions from or to the Principal Market, other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market. To the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company.

(f)    SEC Documents; Financial Statements. Since June 30, 2018, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). as of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available on EDGAR, to the Company’s knowledge, the Company or any of its Subsidiaries are not on the date hereof the subject of any inquiry, investigation or action by the SEC.

(g)    Absence of Certain Changes. Since June 30, 2019, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries taken as a whole. For purposes of this Agreement, neither a decrease in cash or cash equivalents or in the market price of the Securities nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h)    Absence of Litigation. To the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company, the Securities or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect (each, an “Action”).

(i)    Acknowledgment Regarding Buyer’s Status. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)    Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted, except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, none of the Company’s active and registered Intellectual Property have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any Intellectual Property of others and, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

(k)    Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, English, U.S. federal, state and local laws and regulations relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)    Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(l) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its Subsidiaries, to the Company’s knowledge, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(m)    Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable and customary in the businesses in which the Company and its Subsidiaries are engaged. To the Company’s knowledge, since January 1, 2018, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary, to the Company’s knowledge, will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(n)    Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate English, U.S. federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except when the failure to so possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(o)    Tax Status. The Company and each of its Subsidiaries has made or filed all foreign, English and U.S. federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books reserves reasonably adequate for the payment of all unpaid and unreported taxes or filed valid extensions) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books reserves reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(p)    Transactions With Affiliates. Other than the grant or exercise of stock options or any other equity securities offered pursuant to duly adopted stock or incentive compensation plans as disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is on the date hereof a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors and reimbursement for expenses incurred on behalf of the Company), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a material interest or is an officer, director, trustee or general partner.

4.	COVENANTS.

(a)    Filing of Press Release and Registration Statement. The Company agrees that it shall, promptly after signing, issue a press release disclosing this Agreement and the transaction contemplated hereby, which shall be furnished to the SEC on a Form 6-K promptly following its release. The Company shall also use commercially reasonable efforts to file within five (5) Business Days following the date hereof a new registration statement covering the sale of the Securities by the Buyer in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (“Registration Rights Agreement”).

(b)    Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial issuance of the Securities to the Buyer under this Agreement and (ii) any subsequent sale of the Securities by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer at its written request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(c)    Listing. The Company shall promptly secure the listing of all of the Purchase ADSs upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which its ADSs are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other ADSs shall be so listed. The Company shall use its reasonable best efforts to maintain the ADS listing on the Principal Market in accordance with the requirements of the Registration Rights Agreement. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the ADSs on the Principal Market, unless the ADSs are promptly thereafter traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)    Intentionally omitted.

(e)    Issuance of Purchase Ordinary Shares. The Purchase Ordinary Shares to be purchased pursuant to Section 1(a) hereof shall be issued in certificated or restricted book-entry form and (subject to Section 5 hereof) shall bear a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(f)    Due Diligence. The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company. The Company and its officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company, including, but not limited to, any such request made by the Buyer in connection with the filing of the Registration Statement described in Section 4(a) hereof; provided, however, that at no time is the Company required to disclose inside information (within the meaning of the UE Market Abuse Regulation (EU596/2014) and all delegated or implementing regulations relating to that Regulation), material nonpublic information to the Buyer or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege. The Company and the Buyer both agree and acknowledge that the Buyer has not been given any material non-public information relating to the Company except for such information which shall no longer be confidential information or material non-public information upon the issuance of the press release required under Section 4(a) hereof.

(g)    Disposition of Securities. The Buyer shall not sell or transfer any Securities except as provided in this Agreement, the Registration Rights Agreement and the “Plan of Distribution” section of the prospectus included in the Registration Statement (as defined in the Registration Rights Agreement). The Buyer shall not sell or transfer any Securities except pursuant to sales described in the “Plan of Distribution” section of the prospectus included in the Registration Statement or pursuant to Rule 144 under the 1933 Act. In the event of any sales of Securities pursuant to the Registration Statement, the Buyer will (i) effect such sales pursuant to the “Plan of Distribution” section of the prospectus included in the Registration Statement, and (ii) will comply with all applicable prospectus delivery requirements.

(h)    Good Standing Certificates. The Company shall deliver to the Buyer a certificate evidencing the good standing of the Company in England and Wales issued by the applicable authority of such jurisdiction as of a date within two (2) Business Days of the issuance of the Purchase Ordinary Shares;

5.	REGISTRAR AND DEPOSITARY INSTRUCTIONS.

Promptly after the date hereof, the Company shall deliver to the Registrar documentation in reasonable form with respect to the issuance of the Purchase Ordinary Shares. Once the Registration Statement has been declared effective by the SEC, the Purchase Ordinary Shares shall be deposited by the Buyer with the Depositary in accordance with the provisions of the Deposit Agreement and as long as the Buyer complies with its obligations in Section 4(g), the Purchase ADSs shall be issued by the Depositary to the Buyer without any restrictive legend. However, so long as the Buyer complies with the requirements of the Depositary, the Buyer may, at any time prior to the Registration Statement being declared effective by the SEC, deposit the Purchase Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the Purchase ADSs may be issued by the Depositary to the Buyer. In such case, these ADSs may be issued with a restrictive legend as required by the Depositary. In relation to any deposit of Purchase Ordinary Shares with the Depositary, the Company shall at the request of the Buyer provide reasonable assistance to the Buyer in connection with the issuance of the ADSs to evidence those Purchase Ordinary Shares, which may include liaising with the Registrar regarding the processing of documentation lodged with Registrar by the Buyer.

6.	CONDITIONS TO THE COMPANY’S OBLIGATIONS.

The obligation of the Company to issue the Purchase Securities to the Buyer is subject to the satisfaction of each of the following conditions on or before the date hereof:

(a)    The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)    The representations and warranties of the Buyer shall be true and correct as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the date hereof.

7.	CONDITIONS TO THE BUYER’S OBLIGATIONS.

The obligation of the Buyer to buy the Purchase Securities under this Agreement is subject to the satisfaction of each of the following conditions on or before the date hereof:

(a)    The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer; and

(b)    The Board of Directors or a duly authorized committee thereof shall have adopted resolutions substantially in the form attached hereto as Exhibit A, or referred to therein, which shall be in full force and effect without any amendment or supplement thereto as of the date hereof.

(c)     The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect; it being expressly understood and agreed that Admission of the Ordinary Shares being purchased by Buyer hereunder will take place promptly following the execution of this Agreement.

(d)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)    No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Ordinary Shares or ADSs.

8.	INDEMNIFICATION.

In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all third party actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Buyer’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyer or any other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9.	CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)    “1933 Act” means the Securities Act of 1933, as amended.

(b)    “1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)    “Admission” means admission of Ordinary Shares to the AIM market of London Stock Exchange plc in accordance with the AIM Rules for Companies;

(d)    “Bankruptcy Law” means Title 11, U.S. Code, or any similar United Kingdom, English, United States federal or state law for the relief of debtors.

(e)    “Business Day” means any day (not being a Saturday or Sunday) when banks generally are open in the City of London for the transaction of general banking business and on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(f)    Intentionally omitted.

(g)    “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h)    “Eastern Time” means the time of the fifth time zone west of Greenwich, England that includes the eastern United States.

(i)    “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)    “Principal Market” means the Nasdaq Global Market; provided however, that in the event the Company’s ADSs are ever listed or traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s ADSs are then listed or traded.

(k)    “Registrar” means the Registrar of the Company as set forth in Section 10(f) hereof or such other person who is then serving as the Registrar for the Company in respect of the Ordinary Shares.

(l)    “SEC” means the U.S. Securities and Exchange Commission.

10.	MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial. The corporate laws of England and Wales shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF (or other electronic reproduction) signature.

(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)    Entire Agreement. This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and the Buyer acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)    Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and contact information for such communications shall be:

If to the Company: Mereo Biopharma Group plc 4th Floor One Cavendish Place London W1G 0QF United Kingdom
Telephone: Attention: Email:	+44 33 3023 7300 General Counsel legal@mereobiopharma.com

With a copy (which shall not constitute notice) to: Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020
Telephone: Facsimile: Attention: Email:	1 212-506-2500 1 212-262-1910 David Bakst DBakst@mayerbrown.com and Mayer Brown International LLP 201 Bishopsgate London EC2M 2AF United Kingdom
Telephone: Facsimile: Attention: Email:	+44 20 3130 3000 +44 20 3130 3001 Richard Smith RSmith@mayerbrown.com

If to the Buyer: Boxer Capital, LLC

If to the Registrar: Link Asset Services 6th Floor, 65 Gresham Street London EC2V 7NQ United Kingdom
Telephone: Attention: Email:	+44 20 7397 6233 Louise Porter louise.porter@linkgroup.co.uk or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. The Buyer may not assign its rights or obligations under this Agreement.

(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)    Publicity. The Buyer shall have the right to approve or deny before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least one (1) Business Day prior to its release; provided, however, that the Company’s obligations pursuant to this Section 10(i) shall not apply if the material provisions of such press release, SEC filing, or other public disclosure previously has been publicly disclosed by the Company in accordance with this Section 10(i). The Buyer must be provided with a copy thereof at least one (1) Business Day prior to any release or use by the Company thereof.

(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)     Survival. The representations and warranties of the Company and the Buyer contained in Sections 2, 3 and 5 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Sections 4(e), 4(g) and 10, shall survive any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations under the Registration Rights Agreement, which shall survive any such termination in accordance with its terms.

(l)    No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(m)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)    Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*    *    *    *    *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

MEREO BIOPHARMA GROUP PLC

By:	/s/ Denise Scots-Knight, Ph.D.

Name:	Denise Scots-Knight, Ph.D.
Title:	Chief Executive Officer

BUYER:

BOXER CAPITAL, LLC

By:	/s/ Aaron Davis

Name:	Aaron Davis
Title:	Chief Executive Officer

17